
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          NOV-30-1994
<PERIOD-START>                             DEC-01-1993
<PERIOD-END>                               NOV-30-1994
<CASH>                                          54,808
<SECURITIES>                                   110,223 <F1>
<RECEIVABLES>                                  279,286
<ALLOWANCES>                                         0
<INVENTORY>                                    942,713
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               1,454,460
<CURRENT-LIABILITIES>                                0
<BONDS>                                        370,477 <F2>
<COMMON>                                        32,378
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      1,300
<OTHER-SE>                                     371,069
<TOTAL-LIABILITY-AND-EQUITY>                 1,454,460
<SALES>                                      1,307,570
<TOTAL-REVENUES>                             1,336,271
<CGS>                                        1,048,323
<TOTAL-COSTS>                                1,065,474 <F3>
<OTHER-EXPENSES>                               176,471 <F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              17,849
<INCOME-PRETAX>                                 73,850
<INCOME-TAX>                                    27,300
<INCOME-CONTINUING>                             46,550
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    46,550
<EPS-PRIMARY>                                     1.16
<EPS-DILUTED>                                        0 <F5>


<F1>    Marketable Securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.

<F2>    Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.

<F3>    Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgaged-backed securities is included in Total Revenues.

<F4>    Other Expenses are comprised of selling, general and administrative expenses.

<F5>    Fully diluted earnings per share is not disclosed in the Company's consolidated financial statements since the maximum dilutive effect is not material.



